                          EXHIBIT 10.61

                       EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective the 25th day of July, 1994 by and between BRENDLE'S INCORPORATED, a North
Carolina corporation ("Brendle's"), and EVERETT PURDY, (the
"Executive").

                       W I T N E S S E T H:

     WHEREAS, Executive is a very valued Executive employee of Brendle's, and the parties desire to continue such employment and cause the terms and conditions of such employment relationship to be reduced to writing as set forth herein and to establish certain new employment terms for the Executive which constitute new and valuable consideration;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

     1. Employment and Duties. Brendle's hereby agrees to continue to employ Executive on the terms and conditions contained herein and Executive agrees to continue his employment with Brendle's in the office and capacity of Senior Vice President, or in such other position of the same or greater stature as Brendle's may direct or desire, subject at all times to the control of Brendle's Chief Executive Officer ("CEO") and of the Brendle's Board of Directors (the "Board"). Executive shall perform such other or additional duties as shall reasonably be assigned to him from time to time by the CEO, which duties shall be those customarily performed by a corporate officer having executive responsibilities in a business similar to Brendle's.

     2. Extent of Services. Executive shall devote his entire attention and energy to the business and affairs of Brendle's on a full-time basis and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless the CEO or the Board otherwise consents. This provision shall not be construed as preventing Executive from investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made. Executive shall use his best efforts, skills and abilities to promote the interest of Brendle's, and, subject to Paragraph 1, will perform such duties as are assigned to him by the Board or by the President or CEO of Brendle's. Full-time, as used above, shall mean a minimum forty (40) hour work week.

     3. Term. The term of this Agreement shall commence on July 25, 1994 and shall thereafter continue until terminated as herein provided. Unless this Agreement is earlier terminated in accordance with the terms hereof, the term of this Agreement shall be renewed for new two (2) year periods on January 1st of each year, and shall be automatically extended by one additional calendar quarter successively on the first day of each calendar quarter thereafter. The term of this Agreement shall be subject to the following conditions and limitations:

          a.   Termination by Brendle's for Cause or Material Breach:

               (1) Brendle's may terminate this Agreement at any time for Cause or Material Breach hereof by Executive. As used herein, "Cause" is defined to mean:

                    (i)  any act of fraud, misappropriation,
               embezzlement or like act of dishonesty;,

                    (ii) conviction of a felony;

                    (iii) material failure to perform the services and
               duties described herein (except in the case of death or disability), material violation of any of the provisions set forth herein, or material breach of any fiduciary duty to Brendle's, if the material failure, violation or breach unreasonably continues after written notice thereof is given to Executive by Brendle's;

                    (iv) if Executive is guilty of gross misconduct,
               misfeasance or malfeasance in connection with his employment hereunder which shall include, but not be limited to, excessive absences from work, failure to follow reasonable directives from the Chief Executive Officer of the Company, neglect of duty, negligence, disloyalty, dishonesty, intemperance, immorality, disobedience of Brendle's rules, disrespect, unnecessarily endangering, damaging or destroying life or property, or similar conduct injurious to Brendle's; or

                    (v) other behavior which adversely reflects on the reputation of Brendle's such as substance abuse, public intoxication, etc.

                    As used herein "Material Breach" is defined to mean a material violation of any of the provisions and conditions set forth herein. In the event of termination for Cause or Material Breach by Executive, Brendle's shall continue to pay Executive his then current salary for thirty (30) days following the date of the delivery of the notice of termination, which date shall be for all purposes of this Agreement, the date of termination of his employment.

          b. Disability: In the event that Executive becomes disabled (as hereinafter defined) Brendle's may terminate his employment by furnishing him notice of such termination, and Brendle's shall be obligated to pay Executive his then existing salary on a monthly basis for a period of twelve (12) months from the date that the Executive becomes disabled as defined herein. As used herein, Executive shall be deemed to be "disabled" if he:

               (1) has been declared legally incompetent by a final decree of a court of competent jurisdiction (the date of such decree being deemed to be the date on which the disability occurred);

               (2) receives, for a period of six (6) consecutive months, disability insurance benefits from any disability income insurance policy; or

               (3) has become "permanently disabled," which shall be deemed to exist upon a determination by the CEO of Brendle's:

                    (i)  that Executive has become physically or
               mentally incapacitated or disabled; and

                    (ii) that such incapacity or disability has
               continued for a period of six (6) consecutive months or for shorter periods aggregating nine (9) months during any consecutive fifteen (15)-month period.

               In determining disability under item (3) above, the CEO or Board of Brendle's shall rely upon the written opinion of the physician regularly attending Executive in determining whether a disability is deemed to exist. If the CEO or Board disagrees with the opinion of such physician, the CEO or Board may choose a second physician, and the two (2) physicians shall choose a third physician, and the written opinion of a majority of the three (3) physicians shall be conclusive as to Executive's disability. The date of any written opinion conclusively finding Executive to be disabled is the date on which the disability will be deemed to have occurred. The expenses associated with the utilization of any physician other than the physician regularly attending Executive shall be borne solely by Brendle's. Executive hereby consents to any required medical examination, agrees to furnish any medical information requested by Brendle's and to waive any applicable physician/patient privilege that may arise because of such determination.

          c. Death: If Executive shall die during the term of this Agreement, thereupon his employment shall terminate, and Brendle's shall pay his then current salary on a monthly basis for a period of twelve (12) months commencing on the first of the month following the date of his death.

          d. Early Retirement: Brendle's currently does not have an early retirement policy, and, therefore, no rights to early retirement shall obtain for Executive.

          e. Severance Payment: In the event Brendle's terminates or attempts to terminate this Agreement or Executive's employment with Brendle's or its subsidiaries is terminated for any reason other than (1) Executive voluntarily terminating his employment, or (2) as specifically permitted or delineated in this Agreement, Executive shall be entitled to a lump sum severance payment equal to two-years' salary as then in effect. The lump sum payment shall be made within thirty (30) days of said termination of employment. In addition, Executive shall be reimbursed his actual, out-of-pocket packing [ZW] and moving expenses, including specifically the expenses of the moving van to move his furniture back to a home in Florida, or such other place as he relocates from Elkin, North Carolina.

     4. Salary, Other Compensation and Benefits. As compensation for the services to be rendered by Executive to Brendle's pursuant to this Agreement, Executive shall be paid the following compensation and shall receive the following benefits:

          a. Salary: Executive's annual salary shall be ONE HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($125,000.00), subject to change from time to time as approved by the CEO and the Board. Such salary shall be payable in accordance with Brendle's regular payroll procedures. In the event Executive receives any periodic payments representing lost compensation under any health, disability, accident and/or salary continuation insurance policy, the premiums for which have been paid by Brendle's, the amount of salary that Executive would be entitled to receive from Brendle's shall be decreased by the amount of such payments.

          b. Expenses: Executive shall be entitled to reimbursement for all reasonable travel and other business expenses incurred by him in the performance of services under this Agreement upon presentation of expense statements or vouchers and such other supporting information as Brendle's may reasonably request.

          c. Other Compensation: In the discretion of the CEO and/or the Board, Executive may be entitled to receive additional compensation in excess of Executive's salary. Subject to the terms of any of Brendle's employee benefit plans, agreements and arrangements, Executive shall be entitled to participate in the major medical, hospitalization, vacation, sick leave or disability, pension or retirement, profit-sharing, stock-based incentive and other fringe benefit plans maintained by Brendle's for the benefit of employees of Brendle's in like positions of responsibility as Executive.

      5.   Covenant Not to Compete:

          a. Covenant: During the term of this Agreement and for a two year period after the Executive's employment with the Corporation has been terminated by either party, the Executive will not directly or indirectly:

               (1) enter into or attempt to enter into the "Restricted Business" (as defined below) in the states of North Carolina or South Carolina or within a fifty (50) mile radius of any Brendle's store location existing as of the effective date hereof in any state other than North Carolina or South Carolina;

               (2) induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Corporation's business to terminate such employment or other relationship in order to enter into any relationship with the Executive, any business organization in which the Executive is a participant in any capacity whatsoever, or any other business organization in competition with the Corporation's business; or

               (3) use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Corporation's business.

          b. Indirect Activity: The term "indirectly," as used in this paragraph 5, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor.

          c. Restricted Business: The term "Restricted Business" means the retail sale of general hard goods merchandise and/or catalogue-showroom sales of hard good merchandise. In addition, the Executive may own not more than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business if the equity securities are listed for trading on a national stock exchange or are registered under the Securities Exchange Act of 1934. In the event that Executive shall be employed by a national retailing chain of stores in the Restricted Business which has stores not only in North Carolina or South Carolina or within a fifty (50)-mile radius of any Brendle's store location in any state other than North Carolina or South Carolina, Executive hereby agrees not to be employed in a division or part of the business of said national chain which would compete directly with Brendle's in the states of North Carolina or South Carolina or within a fifty (50)-mile radius of any Brendle's store location existing as of the effective date hereof in any state other than North Carolina or South Carolina.

     6. Confidential Information and Discoveries: Executive agrees that all information of a technical or business nature such as know-how, trade secrets, secret business information, plans, data, processes, techniques, customer information, inventions, discoveries, formulae, patterns, devices, etc., except such information and skills generally known in Brendle's trade and business, information made public by Brendle's or generally of a public nature, and knowledge of Executive not constituting a trade secret (the "Confidential Information"), acquired by Executive in the course of his employment by Brendle's, is a valuable business property right of Brendle's. Executive agrees that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the employment of Brendle's without the express written authorization of Brendle's. The Confidential Information shall include, without limitation, vendor lists and records, customer lists, business policies, business methods, financial information and any other similar material of any kind relating to the business of Brendle's.

     Any and all improvements, inventions, discoveries, formulae or processes materially related to Brendle's business which Executive may conceive or make during his regular working hours or otherwise shall be the sole and exclusive property of Brendle's and Executive will disclose the same to Brendle's and will, whenever requested by Brendle's to do so (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments and/or other instruments and do all things which Brendle's may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trademarks or other forms of protection, or in order to assign and convey or otherwise make available to Brendle's the sole and exclusive right, title and interest in and to said improvements, inventions, discoveries, formulae, processes, applications or patents.

     No provision in this Agreement is intended to require assignment of any of Executive's rights in an invention if no equipment, supplies, facilities or trade secret information of Brendle's was used, the invention was developed entirely on Executive's own time, the invention does not materially relate to the business of Brendle's or to Brendle's actual or demonstrably anticipated research or development, and does not result from any work performed by Executive for Brendle's.

     7. Enforcement: Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and of extraordinary character and that in the event of the breach by Executive of any of the terms and conditions of this Agreement to be performed by him, then Brendle's shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach hereof, or to enjoin Executive from
                              -6-
performing acts prohibited hereby, but nothing herein contained shall be construed to prevent such other remedy in the courts as Brendle's may elect to invoke.

     8. Return of Documents and Equipment: Upon the termination of this Agreement, Executive shall forthwith return and deliver to Brendle's and shall not retain any original or copies of any books, papers, price lists or vendor contracts, bids or customer lists, files, books of account, notebooks and other documents, data relating to the performance of services rendered by Executive hereunder or any equipment, all of which materials are hereby agreed to be the property of Brendle's.

     9. Resignation upon Termination: In the event of termination of this Agreement other than by death, Executive hereby agrees to resign from all positions held with Brendle's, including without limitation, any position as a director, officer, agent, trustee or consultant of Brendle's or any affiliate of Brendle's.

    10.   Miscellaneous:

          a. Notices: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to Executive or Brendle's at the address set forth below their signatures at the end of this Agreement or to such other address as they shall notify each other in writing.

          b. Assignment: This Agreement shall be binding upon and inure to the benefit of Brendle's and its successors and assigns and Executive and his personal representatives, heirs, legatees and beneficiaries, but shall not be assignable by Executive.

          c. Applicable Law: This Agreement shall be construed in accordance with the laws of the State of North Carolina in every respect, including without limitation, validity, interpretation and performance.

          d. Headings: Section headings and numbers herein are included for convenience of reference only and this Agreement is not to be construed with reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

          e. Severability: If for any reason any portion of this Agreement shall be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of the remainder hereof.

          f.   Entire Agreement:  This Agreement contains the
          entire agreement of the parties with respect to its subject
                                      -7-
          matter and supersedes all previous agreements between the
parties. No director, officer, employee or representative of Brendle's has any authority to make any representations or promises in connection with this Agreement or the subject matter hereof that is not contained herein, and Executive represents and warrants that he has not executed this Agreement in reliance upon any such representa- tion or promise. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          g. Waiver of Breach: The waiver by a party hereto of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach by such party.

          h. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

          i. Implied Terms: The terms, conditions, obligations and duties expressed in this Agreement are in addition to any duties and obligations implied in law to an employment relationship except where any expressed condition is contrary to the implied condition and in which case, the express condition will apply and control.

          j. Effective Date: For all purposes, this Agreement shall be effective as of July 25, 1994.

     IN WITNESS WHEREOF, Brendle's has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement all on the day and year first above written.

                              BRENDLE'S INCORPORATED

                              By: _________________________________
                                  Douglas D. Brendle, President
                                    and Chief Executive Officer
                                  1919 N. Bridge Street Ext.
                                  Elkin, North Carolina 28621

                              EXECUTIVE:

                              _______________________________(SEAL)

                              Address:  155 Warwick Place
                                        Bermuda Run, NC  27006
                                      -8-